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                             EMPLOYMENT AGREEMENT

                                By and Between
                                    Endorex
                                      And
                                 Frank C. Reid

     Agreement made this 8/th/ day of February 2000, between ENDOREX CORPORATION, a Delaware Corporation, (the "Company") and FRANK C. REID (the "Executive").

     The company is desirous of employing the Executive as VICE PRESIDENT, FINANCE AND CORPORATE DEVELOPMENT of the Company, and the Executive is desirous of becoming employed by the Company in this capacity.

     The Company and the Executive desire to set forth in this Agreement the terms and conditions on which the Executive will be employed by the Company as its VICE PRESIDENT, FINANCE AND CORPORATE DEVELOPMENT.

     Accordingly, in consideration of the promises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.  Employment
     The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company, on the terms and conditions set forth herein.

2.  Term
     The employment of the Executive by the Company as provided in Section 1 will commence on February 21, 2000 and end on February 20, 2004 unless further extended or sooner terminated as hereinafter provided.

3.  Position and Duties
     The Executive shall serve as VICE PRESIDENT, FINANCE AND CORPORATE DEVELOPMENT of Endorex Corporation and its subsidiaries and shall have such responsibilities and authority consistent with this position as may, from time to time, be assigned to the Executive by the President/CEO or Board of Directors of the Company. The Executive shall devote substantially all his working time and efforts to the business affairs of the Company. The Executive will report directly to the President/CEO of the Company.

4.  Place of Performance
     In connection with the Executive's employment by the Company, the Executive shall be based at the Company's offices in Lake Forest, IL except for required travel on the Company's business.

5.  Compensation and Related Matters
     (A) Salary. During the period of the Executive's employment hereunder, the Company shall pay to the Executive a salary at a rate of not less than $130,000 per annum, payable in accordance with the Company's normal payroll and withholding practices. The Executive's salary and performance shall be subject to a review commencing at the end of the calendar year but in any case no later than twelve (12) months following the commencement of the term of the Executive's employment hereunder.

     (B) Bonuses. At the end of each full year of employment, Executive shall be entitled to a targeted bonus of up to 30% of the Executive's annual base salary, as in effect at the time. Determination of any actual bonus shall be based upon the Executive's meeting mutually agreed written objectives and the overall performance of the Company for that period of time, and is at the discretion of the President/CEO and the
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          Board of Directors. The written objectives for the first year of this
          Agreement will be established during the first 45 days of employment.
     (C) Expenses. The Company shall reimburse Executive for all normal, usual and necessary expenses incurred by Executive in furtherance of the business and affairs of the Company.
     (D) Other Benefits. The Executive shall be entitled to participate in or receive benefits under any employee benefit plan or arrangement made available by the Company as of this date and in the future to its key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to the employee under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to the employee pursuant to paragraph (A) of this section.
     (E) Vacations. The Executive shall be entitled to three (3) weeks of paid vacation in each year of his employment (this will be prorated during a calendar year by the amount of time an employee has worked with the Company for that given year). The Executive shall also be entitled to all paid holidays given by the Company to its employees.
     (F) Services Furnished. The Company shall furnish the Executive with office and such other facilities and services as shall be suitable to the Executive's position and adequate for the performance of his duties as set forth in Section 3 hereof and for the accomplishment of Executive's mutually agreed written objectives.
     (G) Options and Grants. Subject to execution of this Agreement, Executive shall be granted on the date of execution of this Agreement, 60,000 share options of Endorex's Common Stock at a price per share equal to the Closing Price of the Common Stock on the date of execution of this Agreement. Such stock and options shall vest and become exercisable at the rate of five equal tranches of 12,000 share options beginning with the 90-day anniversary of the grant and with each successive tranche of 12,000 share options vesting on the annual anniversary of the grant. If Executive's employment with the Company shall terminate before such stock is fully vested, except as otherwise provided in the Company's Amended and Restated 1995 Omnibus Incentive Plan such stock shall be exercisable only to the extent the stock is vested on the date Executive's employment terminates. The grant of the foregoing stock shall not preclude the participation of the Executive in any other stock grant or option plan of the Company.

6.  Offices
     The Executive agrees to serve without additional compensation, if elected or appointed thereto, as an executive of Endorex or other Endorex subsidiaries (collectively "Endorex"), presently existing and as may be established in the future, and consistent with the position of the Executive with the Company at the time of such appointment, provided that the Executive is indemnified for serving in any and all such capacities on a basis no less favorable than is currently provided by Article VII of the Company's by-laws and any Directors and Officers insurance in effect during the term hereof. Executive agrees that, upon termination of his employment with the Company, for any reason whatsoever, he will terminate from all positions as an employee of Endorex and all of its subsidiaries.

7.  Confidential Information
     Executive covenants and agrees that he will not (except as required in the course of his employment or as required by law), while in the employment of the Company or thereafter, communicate or divulge to, or use for his own benefit, or for the benefit of any other person, firm, association or corporation, without the consent of the Company, as applicable, any information concerning any inventions, discoveries, improvements, processes, formulas, apparatus, equipment, methods, trade secrets, research, secret
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     data, cost or uses or purchasers of the Company's current or future products, research activities, immunopharmaceutical agents, or services, or other confidential matters possessed, owned, or used by the Company that may be communicated to, acquired by, or learned of by the Executive in the course of, or as a result of, his employment with the Company . All records, files, memoranda, reports, price lists, customer lists, drawings, plans, sketches, documents, equipment and like, relating to the business of the Company, which the Company, as applicable shall use or prepare or come into contact with, shall remain the sole property of the Company, as applicable. The obligations of confidentiality shall not apply to such information that (a) is at the time of receipt a matter of public knowledge or after its receipt becomes public knowledge through no act or omission on the part of Executive, (b) the Executive can establish by reasonable proof was known to him prior to disclosure by the Company, (c) is received from a third party who did not, directly or indirectly, obtain such information as a result of Executive's breach of this Paragraph 7. EXECUTIVE ACKNOWLEDGES THAT ANY INVENTION, IMPROVEMENT, DISCOVERY, PROCESS, FORMULA, METHOD OR OTHER INTELLECTUAL PROPERTY ("INVENTIONS"), WHETHER OR NOT PATENTABLE OR COPYRIGHTABLE DEVELOPED BY EXECUTIVE, ALONE OR JOINTLY WITH OTHERS, USING MATERIAL, RESOURCES OR FACILITIES OF THE COMPANY OR WHICH RELATE TO EXECUTIVE'S WORK FOR THE COMPANY OR ARE BASED ON THE COMPANY'S CONFIDENTIAL INFORMATION IS THE EXCLUSIVE PROPERTY OF THE COMPANY. EXECUTIVE ASSIGNS ALL OF HIS RIGHT, TITLE AND INTEREST IN AND TO ANY SUCH INVENTIONS TO THE COMPANY.

8.  Competition
     (A) During the period of the Executive's employment by the Company and for a period of twelve (12) months after such employment ends (the "Restricted Period") (whether such employment shall have ended by reason of the expiration or termination of this Agreement or otherwise), Executive will not (i) engage in; (ii) have any interest in any person, firm or corporation that engages in; or (iii) perform any services for any person, firm or corporation that engages in direct competition with the Company, or any of its subsidiaries in the development, research relating to, manufacture, processing, marketing, distribution, or sale of products that are substantially similar to products ("Products") that were researched, developed, licensed, manufactured, processed, distributed, or sold by the Company, or any of its subsidiaries, during the twelve (12) month period immediately preceding the termination of his employment, provided the Company continues to engage in such activities with respect to the Products during the Restricted Period. The parties agree that the Company currently conducts business in the following areas: 1) immunomodulators for cancer and infectious disease and vaccine adjuvants based on muramyl dipeptide technology, 2) polymerized liposomes for oral/mucosal vaccine and drug delivery, and 3) monoterpene-based compounds for the prevention and treatment of cancer, and 4) delivery of iron chelators using Elan Corporation's Medipad technology. For the avoidance of doubt, the parties agree that "Products" shall include any technology and/or products that the Company in-licenses during the term of Executive's employment hereunder.
     (B) During the period of the Executive's employment by the Company and for a period of two (2) years thereafter, Executive will not, directly or indirectly, employ, solicit for employment, or advise or recommend to any other person that they employ or solicit for employment, any employee of the Company.
     (C) Notwithstanding any provision of this Section 8 to the contrary, Executive may own no more than three percent (3%) of the total shares of all classes of stock outstanding of any corporation having
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          securities registered with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

9. Termination

     (A) Notwithstanding any provision of this Agreement to the contrary, Executive's employment shall automatically terminate upon his death, and the Company at any time may terminate his employment immediately by giving him written notice of such termination (i) for cause, as hereinafter defined; (ii) if Executive shall materially violate any of the provisions of Section 7 or 8 hereof; or (iii) if Executive shall become physically or mentally incapacitated and by reason thereof be unable to perform his duties hereunder for a period of ninety (90) consecutive days. For the purpose of clause (i) of this Subsection 9A, "for cause" shall mean any of the following events: (x) conviction in a court of law of any crime or offense involving money or other property of the Company, or any of its subsidiaries, or any felony,
          (y) violation of specific written directions of the President/CEO or Board of Directors of the Company, provided, however, no discharge shall be deemed "for cause" under this clause (y) unless Executive shall have first received written notice from the President/CEO of the Company advising of the acts or omissions that constitute such violation, and such violation continues uncured for a period of (30) days after Executive shall have received such notice, or (z) intentional, reckless or grossly negligent conduct by Executive constituting misconduct. Termination of Executive by the Company in a circumstance other than one stipulated in this Subsection 9A shall occur with 30 days written notice, provided that the Company may pay Executive salary in lieu of any portion of such notice.
     (B)  Executive may terminate his employment with the Company upon thirty
          (30) days written notice. If Executive terminates his Employment with the Company pursuant to this Section 9B, Executive shall only be entitled to any unpaid compensation accrued through the last day of Executive's employment.
     (C) In the event that (i) the Company terminates the employment of Executive for any reason (other than "for cause" as defined or as a consequence of Executive's violation of clause (ii) of Subsection 9A above,) or (ii) Executive terminates his employment for Good Reason within twelve (12) months after a Change in Control, then Executive shall be paid any earned but unpaid bonus plus his then current salary for a period of six (6) months following termination, subject to set off for amounts earned from alternative employment. "Good Reason" shall mean a material reduction in Executive's level of responsibility, a reduction in his level of base salary or targeted bonus level, or a proposed relocation without his consent by more than 50 miles from Lake Forest, IL. "Change in Control" shall have the same meaning as in the Company's Amended and Restated 1995 Omnibus Incentive Plan.

10.  Successors: Binding Agreement
     (A) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and /or assets as aforesaid which executes and delivers the agreement provided for in this Section 10, or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. If the successor does not agree to be bound by this
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          agreement, and Executive is terminated, the Company will terminate
          Executive as stipulated in Section 9(C).
     (B) This Agreement, and all rights of the Executive hereunder, shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate. The Executive shall not be entitled to assign any of his rights or obligations under this Agreement.

11. Notice

          For all purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to be effective upon personal delivery or fax or two
          (2) days after deposit in the U.S. registered mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:                If to the Employer:
          748 Chatham Rd.                28101 N. Ballard Drive
          Glenview, Ill. 60025           Lake Forest, Ill. 60045

          Or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

12.  Miscellaneous
     No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the parties hereto. No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Illinois.

13. Validity
     The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

14. Counterparts
     This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

15. Arbitration
     Any dispute or controversy arising under or in connection with this Agreement, other than Sections 7 or 8, shall be settled exclusively by arbitration, conducted before a panel of three arbitrators, in Chicago, Illinois, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitration's award in any court having jurisdiction. The expense of such arbitration shall be borne by the Company. The parties agree that any dispute arising out of or relating to Sections 7 or 8 shall be resolved in the State and/or
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     Federal courts located in Lake County, Illinois and the parties consent to the jurisdiction of such courts.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.
                                         Endorex Corporation

     _________________              By:  _________________
     Attest                              Michael S. Rosen
                                         President/CEO


                                         _________________
                                         Frank C. Reid